Exhibit 99.1
Coupa Software Reports First Quarter Fiscal 2022 Financial Results
•Record Quarterly Revenues of $167 Million, 40% Year-Over-Year Growth
•Quarterly Calculated Billings of $149 Million, 46% Year-Over-Year Growth
•Quarterly Operating Cash Flows and Adjusted Free Cash Flows of $32 Million and $30 Million, Respectively
SAN MATEO, Calif., June 7, 2021 — Coupa Software (NASDAQ: COUP) today announced financial results for its first fiscal quarter ended April 30, 2021.

“During the first quarter, we delivered record revenue, generated meaningful free cash flows, and added dozens of new customers to the Coupa Community,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “With supply chain disruptions and an emphasis on frugality impacting the way companies approach Business Spend Management, our customers depend on us to help them build the agility and resiliency needed to strategically navigate a challenging but improving economic environment.”
First Quarter Results:

•Total revenues were $166.9 million, an increase of 40% compared to the same period last year. Subscription revenues were $140.1 million, an increase of 33% compared to the same period last year.
•GAAP operating loss was $73.9 million, compared to a GAAP operating loss of $5.6 million for the same period last year. Non-GAAP operating income was $7.0 million, compared to a non-GAAP operating income of $14.9 million for the same period last year.
•GAAP net loss was $100.4 million, compared to a GAAP net loss of $14.8 million for the same period last year. GAAP net loss per basic and diluted share was $1.38, compared to a GAAP net loss per basic and diluted share of $0.23 for the same period last year. Non-GAAP net income was $5.0 million, compared to a non-GAAP net income of $14.5 million for the same period last year. Non-GAAP net income per diluted share was $0.07, compared to non-GAAP net income per diluted share of $0.20 for the same period last year.
•Operating cash flows and adjusted free cash flows were positive $32.1 million and $29.8 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important information regarding the non-GAAP financial measures used by Coupa.
Business Outlook:
The following forward-looking statements reflect Coupa’s expectations as of June 7, 2021.
Second quarter of fiscal 2022:
•Total revenues are expected to be $162.0 to $163.0 million.
•Subscription revenues are expected to be $142.0 to $143.0 million.
•Professional services and other revenues are expected to be approximately $20.0 million.
•Non-GAAP loss from operations is expected to be $2.0 to $3.0 million.

•Non-GAAP net loss per basic and diluted share is expected to be $0.05 to $0.07 per share.
•Basic and diluted weighted average share count is expected to be approximately 73.5 million shares.
Full year fiscal 2022:
•Total revenues are expected to be $681.0 to $684.0 million.
•Non-GAAP loss from operations is expected to be $2.0 to $7.0 million.
•Non-GAAP net loss per basic and diluted share is expected to be $0.14 to $0.20 per share.
•Basic and diluted weighted average share count is expected to be approximately 74.0 million shares.
Coupa has not reconciled its expectations for non-GAAP loss from operations to GAAP loss from operations, or non-GAAP net loss per share to GAAP net loss per share, because certain items excluded from non-GAAP loss from operations and non-GAAP net loss, such as charges related to stock-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs, gain or loss on conversion of convertible senior notes, and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the company’s offerings of convertible notes in 2018, 2019 and 2020, respectively, cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.
Recent Business Highlights:

•Welcomed many new customers into the Coupa community in Q1, including the following: A Lassonde Inc., Abzena, Acino Pharma, Adevinta, Aileron Therapeutics, American Cybersystems, Apogee Enterprises, Boels Verhuur, Bridgewater Associates, Catalyst Housing, Eagle Bancorp, Eisai Corporation, Flagstone Foods, Frucor Suntory, Hamburger Containerboard, Hopkins Public School District, J.B. Poindexter & Co., Kantar Group, Lagardère Travel Retail, Location d’outils Simplex, Novaria Group, One Medical Group, Osburn Contractors, Praxis Precision Medicines, Progroup AG, Protagonist Therapeutics, Punto Fa SL, Sage Housing, Siegwerk Druckfarben, Silverback Therapeutics, SiteOne Landscape Supply, Skillz, SoftPawa Ltd., Southcross Energy Partners, The Hain Celestial Group, Thumbtack Inc., Tupperware Brands, UserTesting, and Zeta Charter Schools.
•Announced a strategic partnership with Japan Cloud to establish Coupa K.K., a new joint venture to scale and accelerate Business Spend Management adoption among Japanese companies.
•Launched Coupa Ventures, a $50M fund to support the next generation of companies shaping the future of Business Spend Management and made our first two strategic investments in Zylo and SourceDay.
•Named to Inc’s Best Workplaces list1 and celebrated in both the "Enduring Impact" and “X-Large Company" categories.
•Named to Fortune’s Best Workplaces in Technology list2.
•Launched the 2021 Benchmark Report: From Resilience to Renewal, highlighting “The BSM Suite 16” to help businesses improve performance of 16 spend KPIs.
•Received the Customers’ Choice distinction in the Gartner Peer Insights “Voice of the Customer”: Procure-to-Pay Suites 2021 report3.
•Named a leader in Ardent Partners’ 2021 ePayables Technology Advisory Report4.
•Named a leader in 11 Spend Matters Spring 2021 SolutionMaps5, covering every aspect of Source to Pay.
•Hosted a virtual panel “Women of Impact: A Seat at the Table” for International Women’s Day.

Conference Call Information:
Coupa will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time today.
The live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link.
Non-GAAP Financial Measures:
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating (loss) income, non-GAAP net (loss) income, non-GAAP net (loss) income per basic and diluted share, and adjusted free cash flows. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and Coupa’s management regularly reviews and uses these measures for business planning and other purposes.
Non-GAAP operating (loss) income and non-GAAP net (loss) income exclude certain items from the corresponding GAAP measures, including: stock-based compensation expenses; amortization of acquired intangible assets; the change in fair value of contingent consideration related to an acquisition; amortization of debt discount and issuance costs; gain or loss on conversion of convertible senior notes; and related tax effects, including non-recurring income tax adjustments. In addition, the weighted average diluted shares figure used to calculate non-GAAP net income per share reflects the anti-dilutive impact of the capped call transactions entered into in connection with the company’s offerings of convertible notes.
Adjusted free cash flows is defined as net cash provided by operating activities, less purchases of property and equipment, plus repayments of convertible senior notes attributable to debt discount. Coupa has the ability to settle obligations related to its senior notes through the use of cash, shares of its common stock, or a combination of both, at its election.
Coupa believes these non-GAAP measures are useful to investors and other users of its financial information because they provide a way to measure and evaluate Coupa’s underlying operating performance and the strength of its core business consistently across the periods presented. Coupa believes these non-GAAP measures are also useful for comparing its operating performance to that of other companies in its industry, because they eliminate the effects of certain items that may vary between companies for reasons unrelated to their operating performance. Coupa believes that adjusted free cash flows also provides a useful measure of the company’s capital strength and liquidity, although it is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance and liquidity, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to communicate with its board of directors concerning its financial performance and liquidity. Coupa’s definitions of its non-GAAP measures may differ from those used by other companies for similarly-titled measures, and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, the company’s GAAP results.
Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. In addition, Coupa compensates for the limitations of its non-GAAP financial measures by providing a reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure. These reconciliations are included in the tables attached to this release.
Forward-Looking Statements:
This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook,” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, cash flows, liquidity and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, without limitation: the uncertain impact of the COVID-19 pandemic; Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges; the impact of acquisitions on its business, such as integration issues, assumption of unknown or unforeseen liabilities and ability to retain customers; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; the markets in which Coupa participates are intensely competitive; Coupa’s business depends in part on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; risks and liabilities related to breach of its security measures or unauthorized access to customer data; and the impact of foreign currency exchange rates and global economic conditions.
These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 18, 2021, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.
The forward-looking statements in this release reflect Coupa’s expectations as of June 7, 2021. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.
1 Inc., “Best Workplaces 2021: 429 Companies That Make Work Worth It”
2 Fortune, “Best Workplaces In Technology 2021” (small and medium companies category)
3 Gartner, “Peer Insights ‘Voice of the Customer’: Procure-to-Pay Suites” March 19, 2021
4 Ardent Partners, “The 2021 ePayables Technology Advisor Report” April 6, 2021
5 Spend Matters, “SolutionMap: Source-to-Pay (S2P) – Spring 2021” April 20, 2021

Disclaimers
Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

About Coupa Software
Coupa empowers companies around the world with the visibility and control they need to spend smarter and safer. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.
Investor Relations:
Steven Horwitz
(650) 338-1340
ir@coupa.com
Media Contact:
Danielle Gazitt
(917) 952-7484
Danielle.gazitt@coupa.com

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,

	2021	2020
Revenues:
Subscription	$140,104	$105,735
Professional services and other	26,825	13,479
Total revenues	166,929	119,214
Cost of revenues:
Subscription	51,025	29,002
Professional services and other	28,702	13,836
Total cost of revenues	79,727	42,838
Gross profit	87,202	76,376
Operating expenses:
Research and development	43,837	26,719
Sales and marketing	77,843	46,139
General and administrative	39,377	9,144
Total operating expenses	161,057	82,002
Loss from operations	(73,855)	(5,626)
Interest expense	(29,103)	(12,289)
Interest income and other, net	535	3,328
Loss before provision for (benefit from) income taxes	(102,423)	(14,587)
Provision for (benefit from) income taxes	(2,066)	229
Net loss	$(100,357)	$(14,816)
Net loss per share, basic and diluted	$(1.38)	$(0.23)
Weighted-average number of shares used in computing net loss per share, basic and diluted	72,865	65,468

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$362,509	$323,284
Marketable securities	237,836	283,036
Accounts receivable, net of allowances	150,352	196,009
Prepaid expenses and other current assets	43,825	36,381
Deferred commissions, current portion	16,052	15,541
Total current assets	810,574	854,251
Property and equipment, net	28,147	28,266
Deferred commissions, net of current portion	36,812	36,832
Goodwill	1,514,514	1,480,847
Intangible assets, net	610,664	632,173
Operating lease right-of-use assets	39,367	41,305
Other assets	31,779	31,491
Total assets	$3,071,857	$3,105,165
Liabilities, Redeemable Non-Controlling Interests, Other Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,553	$4,831
Accrued expenses and other current liabilities	79,710	80,271
Deferred revenue, current portion	338,533	356,115
Current portion of convertible senior notes, net	616,400	609,068
Operating lease liabilities, current portion	11,568	11,222
Total current liabilities	1,053,764	1,061,507
Convertible senior notes, net	914,994	897,525
Deferred revenue, net of current portion	5,001	5,773
Operating lease liabilities, net of current portion	29,530	31,845
Other liabilities	66,259	67,915
Total liabilities	2,069,548	2,064,565
Redeemable non-controlling interests	2,223	—
Other temporary equity	—	369
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	7
Additional paid-in capital	1,617,223	1,556,865
Accumulated other comprehensive income	9,019	9,165
Accumulated deficit	(626,163)	(525,806)
Total stockholders’ equity	1,000,086	1,040,231
Total liabilities, redeemable non-controlling interests, other temporary equity and stockholders’ equity	$3,071,857	$3,105,165

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,

	2021	2020
Cash flows from operating activities
Net loss	$(100,357)	$(14,816)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,539	10,502
Amortization of premium on marketable securities, net	326	471
Amortization of deferred commissions	4,213	3,162
Amortization of debt discount and issuance costs	27,390	11,950
Stock-based compensation	47,292	24,197
Loss (gain) on conversion of convertible senior notes	129	(2,571)
Repayments of convertible senior notes attributable to debt discount	(516)	(10,604)
Other	(1,586)	881
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	47,750	26,633
Prepaid expenses and other current assets	(7,011)	5,945
Other assets	4,836	595
Deferred commissions	(4,706)	(2,007)
Accounts payable	2,799	(885)
Accrued expenses and other liabilities	(5,872)	(20,742)
Deferred revenue	(19,144)	(17,303)
Net cash provided by operating activities	32,082	15,408
Cash flows from investing activities
Purchases of marketable securities	(48,787)	(49,514)
Maturities of marketable securities	41,013	137,143
Sales of marketable securities	52,643	2,929
Acquisitions, net of cash acquired	(45,095)	(3,604)
Purchases of other investments	(2,500)	—
Purchases of property and equipment	(2,754)	(3,599)
Net cash provided by (used in) investing activities	(5,480)	83,355
Cash flows from financing activities
Investment from redeemable non-controlling interests	2,223	—
Repayments of convertible senior notes	(2,439)	(81,444)
Proceeds from the exercise of common stock options	2,261	2,938
Proceeds from issuance of common stock for employee stock purchase plan	10,477	7,391
Net cash provided by (used in) financing activities	12,522	(71,115)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(13)	—
Net increase in cash, cash equivalents, and restricted cash	39,111	27,648
Cash, cash equivalents, and restricted cash at beginning of year	327,589	268,280
Cash, cash equivalents, and restricted cash at end of period	$366,700	$295,928
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$362,509	$295,806
Restricted cash included in other assets	4,191	122
Total cash, cash equivalents, and restricted cash	$366,700	$295,928

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2021
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Non-GAAP
Costs and expenses:
Costs of subscription	$51,025	$(3,305)	$(13,886)	$—	$—	$33,834
Costs of professional services and other	28,702	(3,898)	(6,522)	—	—	18,282
Gross profit	52.2%	4.3%	12.2%	0.0%	0.0%	68.8%

Research and development	43,837	(10,663)	—	—	—	33,174
Sales and marketing	77,843	(11,221)	(13,132)	—	—	53,490
General and administrative	39,377	(18,205)	—	—	—	21,172
Income (loss) from operations	(73,855)	47,292	33,540	—	—	6,977
Operating margin	(44.2)%	28.3%	20.1%	0.0%	0.0%	4.2%

Interest expense	(29,103)	—	—	27,390	—	(1,713)
Interest income and other, net	535	—	—	—	129	664
Income (loss) before provision for (benefit from) income taxes	(102,423)	47,292	33,540	27,390	129	5,928
Provision for (benefit from) income taxes	(2,066)	1,048	1,929	—	—	911
Net income (loss)	(100,357)	46,244	31,611	27,390	129	5,017

Net income (loss) per share, basic (1)	$(1.38)					$0.07
Net income (loss) per share, diluted (1)	$(1.38)					$0.07

(1)GAAP net loss per share is calculated based upon 72,865 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 72,865 basic and 76,759 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2020
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Change in Fair Value of Contingent Consideration Liability	Amortization of Debt Discount and Issuance Costs	Gain on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$29,002	$(2,158)	$(6,610)	$—	$—	$—	$—	$20,234
Costs of professional services and other	13,836	(2,412)	(200)	—	—	—	—	11,224
Gross profit	64.1%	3.8%	5.7%	0.0%	0.0%	0.0%	0.0%	73.6%

Research and development	26,719	(6,124)	—	—	—	—	—	20,595
Sales and marketing	46,139	(7,513)	(2,056)	—	—	—	—	36,570
General and administrative	9,144	(5,990)	—	12,500	—	—	—	15,654
Income (loss) from operations	(5,626)	24,197	8,866	(12,500)	—	—	—	14,937
Operating margin	(4.7)%	20.3%	7.4%	(10.5)%	0.0%	0.0%	0.0%	12.5%

Interest expense	(12,289)	—	—	—	11,950	—	—	(339)
Interest income and other, net	3,328	—	—	—	—	(2,571)	—	757
Income (loss) before provision for income taxes	(14,587)	24,197	8,866	(12,500)	11,950	(2,571)	—	15,355
Provision for income taxes	229	587	(49)	—	—	—	128	895
Net income (loss)	(14,816)	23,610	8,915	(12,500)	11,950	(2,571)	(128)	14,460

Net income (loss) per share, basic (1)	$(0.23)							$0.22
Net income (loss) per share, diluted (1)	$(0.23)							$0.20

(1)GAAP net loss per share is calculated based upon 65,468 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 65,468 basic and 71,724 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Net cash provided by operating activities	$32,082	$15,408
Less: purchases of property and equipment	(2,754)	(3,599)
Add: repayments of convertible senior notes attributable to debt discount	516	10,604
Adjusted free cash flows	$29,844	$22,413